SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2003

METROPOLITAN HEALTH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-5884-A	65-0635748

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Australian Avenue South, Suite 400, West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (561) 805-8500

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On September 24, 2003, Metropolitan Health Networks, Inc. (“Metcare”) announced that it had amended the terms upon which Metcare will sell its wholly owned subsidiary Metcare Pharmacy Group, Inc. (“MPG”) to an affiliate of Healthcare Financial Corporation, LLC (“Healthcare”). The initial agreement was announced May 12, 2003. In general, the revised term sheet executed by the parties provides that Metcare shall receive cash of approximately $3,100,000, at or prior to the closing. The parties anticipate a closing of the transactions by October 31, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Exhibits

99.1	Metcare Press Release dated September 24, 2003

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Metropolitan Health Networks, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

By: /s/ MICHAEL M. EARLEY

Name: MICHAEL M. EARLEY

Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: September 26, 2003

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